Exhibit 10.68

EXECUTION VERSION

FIRST LIEN PATENT SECURITY AGREEMENT

FIRST LIEN PATENT SECURITY AGREEMENT (this “Agreement”), dated as of February 7, 2014, made by the Persons listed on the signature page hereto (the “Grantor”), in favor of Barclays Bank PLC, as collateral agent for the Lenders (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the First Lien Guarantee and Collateral Agreement, dated as of the date hereof (the “Guarantee and Collateral Agreement”), among SFX Entertainment, Inc. (the “Borrower”), the grantors party thereto, and the Collateral Agent, each of the Grantors is required to execute and deliver this Agreement; and

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee and Collateral Agreement and the rules of construction and other interpretive provisions specified in Section 1.02 of the Credit Agreement shall apply to this Agreement.

Accordingly, the Grantors and the Collateral Agent agree as follows:

SECTION 1.         Grant of Security.  Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a continuing security interest in all of such Grantor’s right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor and wherever located or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(a)      all of its Patents, including, without limitation, each United States Patent or patent application referred to on Schedule A hereto; and

(b)      all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by such Grantor against third parties for past, present or future unfair competition with, or violation of intellectual property rights in connection with or injury to, or infringement or dilution of, any Patent owned by such Grantor (including, without limitation, any United States Patent identified in Schedule A hereto).

SECTION 2.         Security for Obligations.  The grant of a security interest in the Collateral by each Grantor under this Agreement secures the payment and performance of all Obligations of each Grantor now or hereafter existing under the Guarantee and Collateral Agreement.

SECTION 3.         Recordation.  Each Grantor authorizes and requests that the Commissioner for Patents at the United States Patent and Trademark Office record this Agreement.

SECTION 4.         Grants, Rights and Remedies.  This Agreement has been entered into in conjunction with the provisions of the Guarantee and Collateral Agreement.  Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the terms of the Guarantee and Collateral Agreement, the terms of the Guarantee and Collateral Agreement shall govern.

SECTION 5.         Governing Law.  This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of New York.

SECTION 6.         Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, each Grantor has duly executed this Agreement as of the day and year first above written.

BEATPORT, LLC

By:	/s/ Richard Rosenstein
Name: Richard Rosenstein
Title: Chief Financial Officer

First Lien Patent Security Agreement

ACKNOWLEDGED AND AGREED:

BARCLAYS BANK PLC, as Collateral Agent

By:	/s/ Craig Malloy
Name: Craig Malloy
Title: Director

First Lien Patent Security Agreement

SCHEDULE A
TO
PATENT SECURITY AGREEMENT

Patents

TITLE	APP. NO. AND DATE	STATUS	INVENTOR(S)	OWNER
Systems And Methods For Selling Sounds	61/613,730 3/21/2012	Pending	Matthew Thomas	BEATPORT, LLC

Systems And Methods For Selling Sounds	13802585 3/14/2013	Pending	Matthew Thomas	BEATPORT, LLC

DJ Stem Systems and Methods	13802548 3/14/2013	Pending	Michael Peter Siciliano	BEATPORT, LLC

Schedule to Patent Security Agreement